                                                                  EXHIBIT 10(c)

                                                                [EXECUTION COPY]





================================================================================





                         REVOLVING CREDIT AGREEMENT



                               by and between



                             CROWN CRAFTS, INC.
                                as Borrower,


               NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS),
                                  as Lender




                               August 25, 1995





================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                        ARTICLE I

                                                  Definitions and Terms

         1.1.         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2          Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.3          UCC Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE II

                                              The Revolving Credit Facility

         2.1.         Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.2.         Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.3.         Payment of Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.4.         Non-Conforming Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.5.         Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.6.         Reductions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.7.         Conversions and Elections of Subsequent Interest Periods  . . . . . . . . . . . . . . . . . . .  21
         2.8.         Unused Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.9.         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.10.        Extension of Revolving Credit Termination Date. . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE III

                                             Yield Protection and Illegality

         3.1.         Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.2.         Suspension of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.3.         Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.4.         Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.5.         Alternate Loan and Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.6.         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE IV

                                                Conditions to Making Loans

         4.1.         Conditions of Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.2.         Conditions of All Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE V

                                              Representations and Warranties

         5.1.         Organization and Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.2.         Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.3.         Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                                                                                     Page
                                                                                                                     ----
         5.4.         Subsidiaries and Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.5.         Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.6.         Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.7.         Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.8.         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.9.         Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.10.        Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11.        Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.12.        Investment Company; Public Utility Holding Company. . . . . . . . . . . . . . . . . . . . . . .  33
         5.13.        Patents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14.        No Untrue Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15.        No Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16.        Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.17.        No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.18.        Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.19.        Employment Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE VI

                                                  Affirmative Covenants

         6.1.         Financial Reports, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.2.         Maintain Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.3.         Existence, Qualification, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.4.         Regulations and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.5.         Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.6.         True Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.7.         Payment of Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.8.         Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.9.         Observe all Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.10.        Governmental Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.11.        Covenants Extending to Other Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.12.        Officer's Knowledge of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.13.        Suits or Other Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.14.        Notice of Discharge of Hazardous Material or Environmental Complaint. . . . . . . . . . . . . .  39
         6.15.        Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.16.        Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.17.        Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.18.        Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.19.        Termination Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.20.        ERISA Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.21.        Continued Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.22.        Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.23.        New Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                                                                                     Page
                                                                                                                     ----
                                                       ARTICLE VII

                                                    Negative Covenants

         7.1.         Consolidated Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2.         Consolidated Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.3.         Consolidated Shareholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.4.         Consolidated Cash Flow Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.5.         Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.6.         Transfer of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.7.         Investments; Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.8.         Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.9.         Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.10.        Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.11.        Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.12.        Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.13.        Limitations on Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.14.        Dissolution, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                       ARTICLE VIII

                                            Events of Default and Acceleration

         8.1.         Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.2.         Lender to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.3.         Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.4.         No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.5.         Allocation of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        ARTICLE IX

                                                      Miscellaneous

         9.1.         Assignments and Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.2.         Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.3.         Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.4.         Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.5.         Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.6.         Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.7.         Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.8.         Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.9.         Headings and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.10.        Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.11.        Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.12.        Agreement Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.13.        Usury Savings Clause. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.14.        Governing Law; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

EXHIBIT A             Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

EXHIBIT B             Form of Assignment and Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                                                                                     Page
                                                                                                                     ----
EXHIBIT C             Notice of Appointment (or Revocation) of  Authorized Representative . . . . . . . . . . . . . .  63

EXHIBIT D             Form of Borrowing Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

EXHIBIT E             Form of Interest Rate Selection Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

EXHIBIT F             Form of Revolving Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

EXHIBIT G             Form of Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

EXHIBIT H             Form of Opinion of Borrower's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

EXHIBIT I             Form of Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

Schedule 5.4                   Subsidiaries and Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . . .  74

Schedule 5.6                   Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Schedule 5.16                  ERISA Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Schedule 7.5                   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                          REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT, dated as of August 25, 1995 (the "Agreement"), is made by and among CROWN CRAFTS, INC., a Georgia corporation having its principal place of business in Atlanta, Georgia (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS), a national banking association organized under the laws of the United States ("NationsBank"), in its capacity as Lender (the "lender"), and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to
Section 9.1 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders");

                             W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lender make available to the Borrower a revolving credit facility of up to $15,000,000, the proceeds of such facilities to be used to finance Acquisitions permitted hereunder, general working capital needs and other general corporate purposes of the Borrower; and

         WHEREAS, the Lender is willing to make the revolving credit facility available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:



                                  ARTICLE I

                            Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                 "Acquisition" means the non-hostile acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person for which the Cost of Acquisition equals or exceeds two percent (2%) of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Borrower immediately preceding the date of the agreement related to such Acquisition;

                 "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan;

                 "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower or any Person described in clause
         (i) above; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

                 "Applicable Interest Addition" means for each Loan that percent per annum set forth below, which shall be based upon the Consolidated Funded Debt Ratio for the most recent Determination Date as specified below:

                                                                           Applicable
                                                                       Interest Addition
                                                                       -----------------
                  Consolidated                                Base                            Eurodollar
                 Funded Debt Ratio                            Rate                               Rate
                 -----------------                         ----------                         ----------
         (a)     Greater than .55
                 to 1.00                                       0                                .650%

         (b)     Less than or equal to
                 .55 to 1.00 and greater
                 than .50 to 1.00                              0                                .500%

         (c)     Less than or equal to
                 .50 to 1.00                                   0                                .425%

         The Applicable Interest Addition shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Interest Addition following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Lender pursuant to Section 6.1(a)(ii) and Section 6.1(b)(ii) hereof, subject to review and approval of such computations by the Lender and shall be effective (a) in the case of Base Rate Loans, from the date such certificate is received (or, if earlier, the date such certificate was required to be delivered), and (b) in the case of Eurodollar Rate Loans, for all Interest Periods commencing on or after the date such certificate is received (or, if earlier, the date such certificate was required to be delivered), and in each case, until the date a new certificate is delivered or is required to be delivered, whichever shall first occur, and a new Applicable Interest Addition becomes effective;

                 "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Funded Debt Ratio for the Four-Quarter Period most recently ended as specified below:

                                                            Applicable
                   Consolidated                              Unused
                 Funded Debt Ratio                            Fee
                 -----------------                          ----------
         (a)     Greater than .55 to 1.00                    .2500%

         (b)     Less than or equal to .55 to 1.00
                 and greater than .50 to 1.00                .1875%

         (c)     Less than or equal
                 to .50 to 1.00                              .1500%

         The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Lender pursuant to Section 6.1(a)(ii) and Section 6.1(b)(ii) hereof, subject to review and approval of such computations by the Lender and shall be effective from the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date a new certificate is delivered or is required to be delivered, whichever shall first occur, and a new Applicable Unused Fee becomes effective;

                 "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Lender in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 9.1 hereof;

                 "Authorized Representative" means any of the President or Vice President of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

                 "Base Rate" means the per annum rate of interest equal to the sum of (a) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%) plus (b) the Applicable Interest Addition. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of

         12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor;

                 "Base Rate Loan" means a Loan or a Segment of a Loan for which the rate of interest is determined by reference to the Base Rate;

                 "Bernstein Family" means Philip Bernstein and his wife, their children and their children's spouses and their grandchildren;

                 "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                 "Borrower's Account" means a demand deposit account number 00936036 or any successor account with the Lender, which may be maintained at one or more offices of the Lender or an agent of the Lender;

                 "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, in the form attached hereto as Exhibit D and incorporated herein by reference;

                 "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, and Charlotte, North Carolina;

                 "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                 "Closing Date" means the date as of which this Agreement is executed by the Borrower and the Lender and on which the conditions set forth in Section 4.1 hereof have been satisfied;

                 "Code" means the Internal Revenue Code of 1986, as amended, and any final or temporary regulations promulgated thereunder;

                 "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower first delivered to the Lender hereunder;

                 "Consolidated Cash Flow" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) amortization accrued during such period, plus (iii) without duplication, any depreciation during such period, plus (iv) all other non-cash charges or expenses accrued during such period minus (v) all cash distributions on any capital stock of the Borrower or its Subsidiaries, minus (vi) all other non-cash gains otherwise included in Consolidated Net Income during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated EBIT" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income and (iv) Consolidated Lease Expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBIT for such period, to (ii) Consolidated Fixed Charges for such period;

                 "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense plus (ii) Consolidated Lease Expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated Funded Debt Ratio" means, with respect to the Borrower and its Subsidiaries, the ratio of (i) Consolidated Funded Indebtedness, to (ii) the sum of Consolidated Funded Indebtedness plus Consolidated Shareholders' Equity;

                 "Consolidated Funded Indebtedness" means the sum of (a) all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, plus (b) all obligations of the Borrower and its Subsidiaries in connection with Capital Leases, plus (c) all direct and indirect guaranties by the Borrower or any Subsidiary of Indebtedness of any Person other than a Guarantor, all determined on a consolidated basis;

                 "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of a Hedging Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated Lease Expense" means for any period all amounts paid or accrued by the Borrower and its Subsidiaries during such period under operating leases (whether or not constituting rental expense) determined on a consolidated basis;

                 "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) the sum of Consolidated Tangible Net Worth plus Consolidated Funded Indebtedness as of such date;

                 "Consolidated Net Income" means, for any period of computation thereof, the Net Income of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding (a) extraordinary items and (b) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary;

                 "Consolidated Shareholders' Equity " means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iii) the amount of any treasury stock, minus (iv) valuation allowances, minus (v) receivables due from the Crown ESOP and minus (vi) any translation, adjustments for any foreign currency transactions all as determined in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated Tangible Net Worth" means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) the book value of all assets which would be treated as intangible assets under GAAP, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Consolidated Total Assets" means, as at any time of calculation thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                 "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                          (a) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                          (b) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                          (c) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                          (d) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                          (e)     otherwise to assure the owner of the
                 Indebtedness or such obligation of the primary obligor against loss in respect thereof;

                 "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration,
         (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred (all such costs in excess of such amount being included as a "Cost of Acquisition" for such transaction). For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued
         (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Lender, determined to be a reasonable valuation by the independent public accountants referred to in Section 6.1(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Lender, determined to be a reasonable valuation by the independent public accountants referred to in Section 6.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

                 "Crown ESOP" means that certain employee stock ownership plan of the Borrower as in effect on the date hereof;

                 "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                 "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                 "Eastern Time" means Eastern Standard Time or Eastern Daylight Time, as applicable;

                 "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Lender:

                          (a)     Government Securities;

                          (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                          (c) interest bearing demand or time deposits issued by any bank or certificates of deposit, bankers acceptances and other "money market instruments" maturing within one hundred eighty (180) days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A or better by S&P or A2 or better by Moody's;

                          (d)  Repurchase Agreements;

                          (e)  Municipal Obligations;

                       (f) shares of mutual funds which invest exclusively in obligations described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                       (g) shares of "money market funds," of financial institutions rated A or better by S&P or A2 or better by Moody's;

              "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or is assumed by the Borrower in connection with any Acquisition or any of its ERISA Affiliates or (b) has at any time during the six (6) years immediately prior the date hereof been maintained for the employees of the Borrower or any current or former ERISA Affiliate;

              "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material;

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all final or temporary regulations promulgated thereunder;

              "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code;

              "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate;

              "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar =       Interbank Offered Rate        +    Applicable
                       --------------------------------     Interest Addition
            Rate       1- Eurodollar Reserve Percentage

              "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D or any successor regulation (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such requirements without benefits of credits or proration, exceptions or offsets that may be available from time to time to Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage;

                 "Event of Default" means any of the occurrences set forth as such in Section 8.1 hereof;

                 "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lender on such day on such transaction as determined by the Lender;

                 "Fiscal Year" means the twelve month fiscal period of the Borrower ending the Sunday nearest March 31 of each calendar year; any reference to a Fiscal Year immediately followed by a calendar year shall mean the Fiscal Year ending in such calendar year;

                 "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan;

                 "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period;

                 "GAAP" means Generally Accepted Accounting Principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                 "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                 "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign;

                 "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person;

                 "Guarantors" means on any date the Subsidiaries party to a Subsidiary Guaranty on such date and shall in any event include all Material Subsidiaries;

                 "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                 "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

                 "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business;

                 "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of Lender then determining such rate (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by Lender to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan;

                 "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Lender by the Authorized Representative no later than three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                      (i) if the Authorized Representative fails to notify the Lender of the length of an Interest Period three
                 (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                     (ii)  if an Interest Period for a Eurodollar Rate
                 Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business
                 Day);

                    (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                     (iv) no Interest Period shall extend past August 25, 1998 or such later date as shall become the scheduled Revolving Credit Termination Date pursuant to Section 2.12 hereof; and

                      (v) there shall not be more than four (4) Interest Periods in effect on any day.

                 "Interest Rate Selection Notice" means the notice delivered by an Authorized Representative in connection with the election of a subsequent interest period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate

         Loan into a Eurodollar Rate Loan, in the form of Exhibit E attached hereto;

                 "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                 "Loan" or "Loans" means any of the Revolving Loans made under the Revolving Credit Facility;

                 "Loan Documents" means this Agreement, any Subsidiary Guaranty, the Notes and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Lender in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time;

                 "Margin Stock" shall have the meaning given to such term in
         Section 5.11 hereof;

                 "Material Adverse Effect" means with respect to the Borrower and any Guarantor a material adverse effect (x) on the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (y) on the ability of any party to the Loan Documents to perform, or of the Lender to enforce, the obligations of such Person under the Loan Documents to which it is a party;

                 "Material Subsidiary" means (i) any direct or indirect Subsidiary of the Borrower which (a) has total assets equal to or greater than 10% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Lender shall have received financial statements required to be delivered pursuant to Sections 6.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 5.6 hereof) (the "Required Financial Information")) or (ii) has net income equal to or greater than 10% of Consolidated Net Income (each calculated for the most recent Four-Quarter Period for which the Lender has received the Required Financial Information); provided, however, that notwithstanding the foregoing, if the Borrower and the Material Subsidiaries, as defined above, have less than 90% of Consolidated Total Assets (calculated as described above) or have Net Income of less than 90% of Consolidated Net Income (as calculated above), then the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower, as specified by the Borrower, that together with the Borrower have assets equal to not less than 90% of Consolidated Total Assets (calculated as described above) and net income of not less than 90% of Consolidated Net Income (calculated as described above);

                 "Moody's" means Moody's Investors Service, Inc.;

                 "Multiemployer Plan" means a "multiemployer plan" as defined in
         Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years;

                 "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, in their capacity as issuer of general obligations, in the highest investment rating category by both S&P and Moody's;

                 "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP applied on a Consistent Basis;

                 "Notes" means, collectively, the Revolving Notes;

                 "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of Borrower to the Lender which arise under a Swap Agreement and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                 "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto;

                 "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is, or was during the six
         (6) years immediately prior to the date hereof maintained for employees of the Borrower or any ERISA Affiliate;

                 "Permitted Liens" shall have the meaning given to such term in
         Section 7.5 hereof;

                 "Permitted Stock Repurchases" shall have the meaning given to such term in Section 7.9 hereof;

                 "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                 "Prime Rate" means the rate of interest per annum announced publicly by the Lender as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender;

                 "Principal Office" means the office of the Lender at Independence Center, 15th Floor, 001-15-04, Charlotte, North Carolina 28255 or such other office and address as the Lender may from time to time designate;

                 "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                 "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                 "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

                 "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

                 "Restricted Payment" means (a) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding, other than shares redeemed, converted, exchanged or retired in connection with the existing employee stock option plan of the Borrower; and (b) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary now or hereafter outstanding;

                 "Revolving Credit Commitment" means, with respect to the Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to the Total Revolving Credit Commitment as set forth on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement;

                 "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Loans to the Borrower by the Lender in the aggregate principal amount equal to the Total Revolving Credit Commitment;

                 "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest accrued and unpaid thereon;

                 "Revolving Credit Termination Date" means (i) August 25, 1998 or such later date as the Lender, in accordance with Section 2.10 hereof, may determine to be the Revolving Credit Termination Date or
         (ii) such earlier date of termination of Lender's obligations pursuant to Section 8.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and cancellation of the Total Revolving Credit Commitment pursuant to Section 2.6 hereof;

                 "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II hereof;

                 "Revolving Note" means the promissory note of the Borrower evidencing Revolving Loans executed and delivered to the Lender as provided in Section 2.5 hereof substantially in the form attached hereto as Exhibit F;

                 "S&P" means Standard & Poor's Ratings Group;

                 "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower is an "employer" as described in Section 4001(b) of ERISA and which is not a Multi-employer Plan;

                 "Solvent" means, when used with respect to any Person, that at the time of determination:

                          (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                         (ii) it is then able and expects to be able to pay its debts as they mature; and

                        (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

                 "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries;

                 "Subsidiary Guaranty" means each guaranty agreement between one or more of the Subsidiaries and the Lender which is delivered by a Subsidiary pursuant to Section 6.23 hereof and substantially in the form of Exhibit G hereof, as the same may be amended, modified or supplemented;

                 "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Lender, which agreements create Rate Hedging Obligations;

                 "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of

         ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA;

                 "Total Revolving Credit Commitment" means a principal amount equal to $15,000,000, as reduced from time to time in accordance with
         Section 2.7 hereof; and

                 "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association, together with its successors;

                 "Wachovia Facility" means that certain revolving credit facility in the aggregate amount of $15,000,000 provided to the Borrower by Wachovia pursuant to that certain Revolving Credit Agreement dated as of the date hereof.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

         1.3 UCC Terms. Each term defined in Article 1 or 9 of the Georgia Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.



                                  ARTICLE II

                        The Revolving Credit Facility

         2.1.    Revolving Loans.

                 (a)      Commitment.  Subject to the terms and conditions of
Article V of this Agreement, the Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day up to but not exceeding the Revolving Credit Commitment of the Lender. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7 hereof, be repaid only on the last day of the Interest Period with respect thereto.

                 (b) Amounts. Except as otherwise permitted by the consent of the Lender from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment. The

Lender shall have no obligation to advance any funds in excess of the Total Revolving Credit Commitment. Each Revolving Loan hereunder and each conversion under Section 2.7 hereof shall be in an amount of at least (i) $2,000,000, and, if greater than $2,000,000, an integral multiple of $1,000,000, if a Eurodollar Rate Loan and (ii) $250,000, and, if greater than $250,000, an integral multiple of $100,000, if a Base Rate Loan.

                 (c) Advances. (i) An Authorized Representative shall give the Lender (A) at least three (3) Business Days' irrevocable telephonic notice of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:00 A.M. Eastern Time and (B) irrevocable written notice of each Revolving Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:00 A.M. Eastern Time on the day of such proposed Revolving Loan. Each such telephonic notice, which shall be effective upon receipt by the Lender, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Lender written confirmation of each such telephonic notice no later than 11:00 A.M. Eastern Time on the same day received by telefacsimile transmission in the form of a Borrowing Notice for additional Advances, or in the form of an Interest Rate Selection Notice for the selection or conversion of interest rates for outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The amount of any Advance shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative not later than 3:00 P.M., Eastern Time on the day so received.

         (ii) The duration of the initial Interest Period for each Revolving Loan that is a Eurodollar Rate Loan shall be as specified in the initial Borrowing Notice for such Loan. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with Section 2.7 hereof. If the Lender does not receive an Interest Rate Selection Notice giving notice of election of duration of an Interest Period or conversion by the time prescribed by Section 2.7 hereof, the Borrower shall be deemed to have elected to convert such Revolving Loan to (or continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Lender in accordance with Section 2.7 hereof.

         2.2. Payment of Interest. (a) The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of each Revolving Loan made by the Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate

Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1 hereof; provided, however, that if any amount of principal or interest or fees to the Lender shall not be paid when due (at maturity, by acceleration or otherwise), or any Event of Default shall have occurred and be continuing hereunder, all amounts outstanding hereunder shall bear interest so long as such amount shall remain unpaid or such Event of Default continues, as applicable, (i) in the case of a Eurodollar Rate Loan, until the end of the Interest Period with respect to any Eurodollar Rate Loan at a rate of two percent (2%) above the applicable Eurodollar Rate for such Eurodollar Rate Loan and thereafter at a rate per annum which shall be two percent (2%) plus the Base Rate, (ii) with respect to Base Rate Loans, fees or other amounts owing hereunder, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                 (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each June, September, December and March, commencing September 29, 1995 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and if such interest period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period and (iii) upon payment in full of the principal amount of such Revolving Loan.

         2.3. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part on any Business Day provided the Borrower gives the Lender notice of such prepayment by telecopy at or prior to 10:00 A.M. Eastern Time on the date of such prepayment. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Lender the amount, if any, required under Section 3.4 hereof. If at any time the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment, a principal amount of the outstanding Revolving Loans equal to such excess shall be due and payable immediately. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $250,000 or such greater amount which is an integral multiple of $100,000, or such other amount as necessary to comply with this Section 2.3 or with Section 2.7 hereof.

         2.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lender with respect to the Revolving Loans, shall be made to the Lender at the Principal Office in Dollars and in immediately available funds before 12:30 P.M. Eastern Time on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Lender.

                 (b) The Lender shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. Eastern Time to be a non-conforming payment. Any such payment shall not be deemed to be received by the Lender until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the respective rates of interest per annum specified in the proviso to Section 2.2 hereof regarding late payments of interest, from the date such amount was due and payable.

                 (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.5. Revolving Notes. Revolving Credit Loans made by the Lender shall be evidenced by the Revolving Notes, which Revolving Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.6. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time, upon not less than three (3) Business Days written notice to the Lender, to reduce the Total Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $2,500,000 or such greater amount which is in an integral multiple of $500,000, and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 3.4 hereof. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Notes to the extent that the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid and any fees otherwise due.

         2.7. Conversions and Elections of Subsequent Interest Periods. Provided that no Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 3.1(b), 3.2 and 3.3 hereof, the Borrower may:

                 (a) upon delivery of a properly completed Interest Rate Selection Notice to the Lender on or before 11:00 A.M. Eastern Time on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                 (b) upon delivery of a properly completed Interest Rate Selection Notice to the Lender on or before 11:00 A.M. Eastern Time three (3) Business Days prior to the date of such election or conversion:

                          (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the current Interest Period for such Eurodollar Rate Loans; and

                         (ii) convert Base Rate Loans to Eurodollar Rate Loans on any date.

         Each election and conversion pursuant to this Section 2.7 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV hereof.

         2.8. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Lender an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds Revolving Credit Outstandings. Such payments of fees provided for in this
Section 2.8 shall be due in arrears on the last Business Day of each June, September, December and March, commencing September 29, 1995 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as the Lender fails to make available any of its Revolving Credit Commitment when required, the Lender shall not be entitled to receive payment of such fee until the Lender shall make its Revolving Credit Commitment available. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.9. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for Acquisitions permitted hereunder, general working capital needs and other corporate purposes, provided, however, that no portion of the Revolving Credit Facility shall be used, directly or indirectly, in connection with any financing of a hostile Acquisition.

         2.10. Extension of Revolving Credit Termination Date. At the request of the Borrower the Lender may, in its sole discretion, elect not more than twice after the Closing Date to extend the Revolving Credit Termination Date then in effect for one additional period of one year. The Borrower shall notify the Lender in writing of its request for such an extension of one year by delivering to the Lender notice of such request signed by an Authorized Representative not less than ninety (90) days prior to the first and second anniversary dates of the Closing Date. If the Lender shall elect to so extend, the Lender shall notify the Borrower in writing within thirty (30) days of its receipt of such request for extension of the decision of the Lender as to whether to extend the Revolving Credit Termination Date and any conditions applicable to such extension. Failure by the Lender to respond to a request for an extension shall constitute a refusal of the Lender to give its consent to such extension.



                                 ARTICLE III

                       Yield Protection and Illegality

         3.1. Additional Costs. (a) The Borrower shall promptly pay to the Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it or its parent corporation, without duplication, for any costs incurred by the Lender or its parent corporation which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or any reduction in any amount receivable by the Lender under this Agreement or the Notes in respect of any of such Loans, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on or measured by income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or its parent corporation (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Lender or its parent corporation under this Agreement or the Notes (or any of such extensions of credit or liabilities). The Lender will notify the Authorized Representative of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                 (b) Without limiting the effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, the Lender or its parent corporation either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender or its parent corporation which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender or its parent corporation which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects, the obligation hereunder of the Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans. In the event that the obligation of the Lender to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for a Base Rate Loan from the Lender.

                 (c) Determinations by the Lender or its parent corporation for purposes of this Section 3.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or the effect of any Regulatory Change on amounts receivable by the Lender in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of its parent corporation, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative within sixty (60) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth the Lender's or its parent corporation's determination of any such Additional Costs.

         3.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Lender determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                 (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

                 (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lender of making or maintaining such Eurodollar Rate Loan for such Interest Period;

then the Lender shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans into another Eurodollar Rate Loan if such Eurodollar Rate Loan is not subject to the same or similar condition, or Base Rate Loans, if available hereunder. The Lender shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 3.2 promptly following the determination by the Lender that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof.

         3.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make or continue Eurodollar Rate Loans, or convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as the Lender may again make and maintain Eurodollar Rate Loans, and the Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with Section 2.7 hereof.

         3.4. Compensation. The Borrower shall promptly pay to the Lender, upon the Lender's request, such amount or amounts as shall be sufficient (in the reasonable determination of the Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                 (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to Section 3.3 hereof; or

                 (b) any failure by the Borrower to borrow or convert a Eurodollar Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Lender) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of the

Lender as to the amounts payable pursuant to this Section 3.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 3.4 shall promptly furnish to the Authorized Representative calculations in reasonable detail setting forth the Lender's determination of the amount of such compensation.

         3.5. Alternate Loan and Lender. In the event the Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article III (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan.

         3.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than U.S. withholding taxes) that would not be imposed but for a connection between a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by the Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                 (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

               (iii) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

If any such Taxes shall be or become applicable after the date of this Agreement to such payments by the Borrower to the Lender, the Lender shall use reasonable efforts to make, fund, or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, Borrower's liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender or such Loan. If Borrower is required to make any additional payment to the Lender pursuant to this Section 3.6, and the Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the Taxes giving rise to such payment, the Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse Borrower the amount of any such credit, relief, remission or repayment.

                 (b) Prior to the date that a Lender or a participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt. The Lender that fails to provide such certificates or forms that it is required to provide under this Section 3.6(b) shall not be entitled to the benefits of this Section 3.6 and, to the extent required by law, Borrower shall be entitled to deduct from, and pay to the applicable taxing authority, taxes from the payments made by Borrower to such Lender. The Lender shall, from time to time, complete, execute and deliver such updates or extensions or renewals or replacements of those forms, certificates and documents as may be necessary to continue or maintain any such exemption.

                 (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.



                                  ARTICLE IV

                          Conditions to Making Loans

         4.1. Conditions of Initial Advance. The obligation of the Lender to make the initial Advance is subject to the conditions precedent that:

                 (a) the Lender shall have received on the Closing Date, in form and substance satisfactory to the Lender, the following:

                            (i) executed originals of each of this Agreement, the Notes and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) favorable written opinions of internal counsel of the Borrower dated the Closing Date, addressed to the Lender and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Lender, substantially in the form of Exhibit H attached hereto;

                          (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers of the Borrower executing the Loan Documents on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

                            (v)   the charter documents of the Borrower
                 certified as of a recent date by the Secretary of State of its state of incorporation;

                           (vi) the bylaws of the Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                          (vii) certificates issued as of a recent date by the Secretary of State of Georgia as to the due existence and good standing of the Borrower;

                         (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (ix)   notice of appointment of the initial
                 Authorized Representative;

                            (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 7.1 through 7.3 as of the Closing Date, substantially in the form of Exhibit I attached hereto;

                           (xi)   an initial Borrowing Notice;

                          (xii)   copies of all documents executed in
                 connection with the Wachovia Facility;

                         (xiii) all fees payable by the Borrower on the Closing Date to the Lender; and

                          (xiv)   such other documents, instruments,
                 certificates and opinions as the Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

                 (b) In the good faith judgment of the Lender there shall not have occurred or become known to the Lender any event, condition, situation or status since the date of the year-end financial statements for Fiscal Year 1995 delivered to the Lender that has had or could reasonably be expected to result in a Material Adverse Effect;

         4.2. Conditions of All Revolving Loans. The obligations of the Lender to make any Revolving Loans hereunder subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                 (a) the Lender shall have received a Borrowing Notice in the form of Exhibit D hereto;

                 (b) the representations and warranties of the Borrower and the Guarantor set forth in Article V hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.6(a)(i) hereof shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 6.1 hereof;

                 (c) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article VIII hereof, shall have occurred and be continuing; and

                 (d) immediately after giving effect to a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for the Lender and in the aggregate shall not exceed, respectively, (i) such Lender's Revolving Credit Commitment or (ii) the Total Revolving Credit Commitment.



                                  ARTICLE V

                        Representations and Warranties

         The Borrower and each Guarantor represents and warrants with respect to itself and its Material Subsidiaries that:

         5.1.    Organization and Authority.

                 (a) The Borrower and each Material Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                 (b) The Borrower and each Material Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                 (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                 (d) Each Guarantor will have the power and authority to execute, deliver and perform the Subsidiary Guaranty and to execute, deliver and perform the other Loan Documents to which it becomes a party;

                 (e)  When executed and delivered, each of the Loan
         Documents to which the Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

         5.2. Loan Documents. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                 (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each Guarantor required for the lawful execution, delivery and performance thereof;

                 (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any order of any court or other agency of government binding on the Borrower or any Subsidiary, or properties, or (iii) the charter documents or bylaws of Borrower or any Material Subsidiary;

                 (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any material indenture, agreement or other instrument to which Borrower or any Material

         Subsidiary is a party, or by which the properties or assets of Borrower or any Material Subsidiary are bound;

                 (d) does not and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Material Subsidiary;

         5.3. Solvency. The Borrower is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents;

         5.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those listed on Schedule 5.4 hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 6.23 hereof; Schedule 5.4 states as of the date hereof the organizational form of each Subsidiary, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 5.4, free and clear of any Lien;

         5.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 5.4 hereto;

         5.6.    Financial Condition.

                 (a) The Borrower has heretofore furnished to the Lender consolidated balance sheets of the Borrower and its Subsidiaries, and related notes thereto, and the related statements of operations, stockholders equity and cash flows, and the related notes thereto, dated April 2, 1995 with respect to Fiscal Year 1995;

                 (b) since April 2, 1995 there has been no material adverse change in the condition, financial or otherwise, of the Borrower or its Subsidiaries or in the businesses, properties and operations of the Borrower or the Subsidiaries, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                 (c) except as set forth on Schedule 5.6 hereto, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

         5.7. Title to Properties. The Borrower and each Material Subsidiary has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for Permitted Liens;

         5.8. Taxes. The Borrower and each Material Subsidiary has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         5.9.    Other Agreements.  Neither the Borrower nor any Subsidiary is

                 (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect; or

                 (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         5.10. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect;

         5.11. Margin Stock. The Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower only for the purposes set forth in Section 2.9 and hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         5.12. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is (a) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.) or (b) a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" or a "Subsidiary Company" of a "Holding Company," as such terms are defined under the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by this Agreement will not violate any provision of said Acts, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         5.13. Patents, Etc. The Borrower and each Material Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

         5.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Guarantor in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Lender in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading;

         5.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents, which, if not obtained or effected, would reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

         5.16.   Employee Benefit Plans.

                 (a) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.16 hereto;

                 (b) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except where failure to comply would not result in a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                 (c) Other than as described on Schedule 5.16 hereto, no Pension Plan has been terminated within the six year period prior to the execution of this Agreement, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 202 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 202 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan;

                 (d)  Neither the Borrower nor any ERISA Affiliate has:
         (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
         (iii) failed to make a required contribution or payment to a Multiemployer Plan or (iv) failed to make a required installment or other required payment under Section 412 of the Code;

                 (e) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan;

                 (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         5.17.   No Default.  No Default or Event of Default exists hereunder;

         5.18. Hazardous Materials. To the best of the Borrower's knowledge, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have a Material Adverse Effect and the Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Material Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

         5.19. Employment Matters. (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate have a Material Adverse Effect;

         (b) The Borrower and each Material Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding or investigation in respect of such matters.



                                  ARTICLE VI

                            Affirmative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will and, where applicable, will cause each Subsidiary to:

         6.1. Financial Reports, Etc. (a) Annual Reporting. As soon as practical and in any event within 120 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, and the notes thereto, the related statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth in the case of the statements comparative financial statements for the preceding

Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial reports, opinions of Deloitte & Touche, L.L.P., or other such independent certified public accountants of nationally recognized standing, which are unqualified and without exception (except as may be acceptable to the Lender) and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 7.1, 7.2 and 7.3 hereof, which certificate shall be in the form attached hereto as Exhibit I hereof;

                 (b) Quarterly Reporting. As soon as practical and in any event within 45 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such reporting period, the related statements of operations, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with GAAP applicable to interim financial information and the rules and regulations of the Securities and Exchange Commission with respect to interim financials, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 6.1(a)(ii) hereof;

                 (c) Accountants' Letter. Together with each delivery of the financial statements required by Section 6.1(a)(i) hereof, deliver to the Lender a letter from the Borrower's accountants specified in Section 6.1(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 6.1(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrower or any Subsidiary in the fulfillment of the terms and provisions of this Agreement or the other Loan Documents to which it is a party insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                 (d) Special Reports. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of
(i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general;

                 (e)      Acquisition Information.   At least 15 days prior to
the closing of any Acquisition with a Cost of Acquisition of $10,000,000 or more, the Borrower shall deliver to the Lender (i) a copy of the term sheet, letter of intent, financial projections showing the impact of the Acquisition, on the financial results and condition of the Borrower and its Subsidiaries and general information on the scope of and the findings relating to the Borrower's "due dilligence" conducted in connection with such Acquisition, (ii) pro forma historical financial statements as of the end of the most recently completed Fiscal Year giving effect to such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Article VII hereof after giving effect to such Acquisition, and (iii) to the extent other relevant information regarding any such Acquisition is prepared and distributed to its Board of Directors, a copy of such other information shall be delivered by the Borrower to the Lender at the time such information is made available to the Borrower's Board of Directors;

                 (f) Other Information. Promptly, from time to time, deliver or cause to be delivered to the Lender such other information regarding Borrower's or any Subsidiary's operations, business affairs and financial condition as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lender (or any affiliate of the Lender), to any regulatory authority having jurisdiction over the Lender pursuant to any written request therefor, or to any other Person who shall acquire or consider the assignment of or participation in any Loan permitted by this Agreement.

         6.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition and make all needed repairs, replacements and renewals as are reasonably necessary to conduct its business in accordance with customary business practices.

         6.3. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         6.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established.

         6.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Lender, and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption. Each of the policies of insurance described in this Section 6.5 shall provide that the insurer shall give the Lender not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

         6.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         6.7. Payment of Other Indebtedness. Pay when due (or within applicable grace periods) all Indebtedness (for which the failure to pay would constitute an Event of Default under Section 8.1(e)) due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with reserves in form and amount reasonably acceptable to the Lender therefor being set aside on the books of the Borrower or the applicable Subsidiary.

         6.8. Right of Inspection. Permit any Person designated by the Lender to visit and inspect any of the properties, corporate books and financial reports of the Borrower and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice, provided, that prior to the occurrence and continuance of a Default or Event of Default, the expenses incurred in connection with such visits and inspections shall be paid by the Borrower for only one such visit or inspection each calendar year, and after the occurrence and during continuance of a Default or an Event of Default, such expenses shall be paid by the Borrower for all such visits and inspections.

         6.9. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business.

         6.10. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

         6.11. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in this Article VI.

         6.12. Officer's Knowledge of Default. Within five (5) days of any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to the Lender, cause such officer or an Authorized Representative to notify the Lender within such five (5) day period of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

         6.13. Suits or Other Proceedings. Upon any officer of the Borrower or any Subsidiary obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $1,000,000 or not otherwise covered by insurance, promptly deliver to the Lender written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         6.14. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Lender true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or upon any property owned or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         6.15. Environmental Compliance. If the Borrower or any Subsidiary shall receive letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made.

         6.16. Indemnification. The Borrower hereby agrees to defend, indemnify and hold the Lender, its affiliates and its officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Material by or on behalf of the Borrower or any Subsidiary on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The Borrower shall not be liable under this Section 6.16 for any such amounts arising solely as a result of the gross negligence or willful misconduct of any indemnified party. The provisions of this Section 6.16 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         6.17. Further Assurances. At the Borrower's cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         6.18. Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days thereof, give notice of and/or deliver to Lender copies of (a) the establishment of any new Employee Benefit Plan, (b) the commencement of contributions to any plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 202 of ERISA or Section 412 of the Code by the due date.

         6.19.   Termination Events.  Promptly and in any event within fifteen
(15) days of becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Lender a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         6.20. ERISA Notices. With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Lender copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Lender in writing within five (5) Business Days of any Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         6.21. Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted and (ii) preserve, protect and maintain free from Liens, other than Permitted Liens, its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

         6.22. Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.9 hereof.

         6.23. New Subsidiaries. Simultaneously with the acquisition or creation of any Material Subsidiary, cause to be delivered to the Lender each of the following:

                 (i) a Subsidiary Guaranty substantially in the form attached hereto as Exhibit G;

                (ii) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Subsidiary Guaranty provided in the foregoing clause (i) and addressed to the Lender in form and substance reasonably acceptable to the Lender (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 4.1(a)(iii)) hereof), to the effect that:

                          (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in the jurisdictions set forth in such opinion; and

                          (B) the execution, delivery and performance of the Subsidiary Guaranty described in clause (i) of this
                 Section 6.23 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered, constitutes the valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity) and to the actual knowledge of such counsel does not and will not violate any laws, rules or regulations applicable to the Subsidiary or violate or constitute a breach of any contract, agreement, indenture, lease, instrument or other document, judgment, writ, determination, order or decree to which the Subsidiary is a party or by which the Subsidiary or any of its properties are bound and which is set forth on a schedule to such opinion; and

                (iv) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this Section 6.23 and evidence satisfactory to the Lender (confirmation of the receipt of which will be provided by the Lender) that such Subsidiary is Solvent as of such date and after giving effect to the Subsidiary Guaranty.



                                 ARTICLE VII

                              Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will not nor permit any Subsidiary to:

         7.1. Consolidated Leverage Ratio. Permit at any time the Consolidated Leverage Ratio to be greater than .60 to 1.00.

         7.2. Consolidated Fixed Charge Coverage Ratio. Permit at any time the Consolidated Fixed Charge Ratio of the Borrower to be less than 2.00 to 1.00.

         7.3. Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than (i) the difference of $80,000,000 less the effect of Permitted Stock Repurchases made subsequent to April 2, 1995 through the end of the Fiscal Year ended March 31, 1996 and (ii) thereafter at all times, the sum of (A) the amount of Consolidated Shareholders' Equity required to be maintained pursuant to this Section 7.3 as at the end of the immediately preceding Fiscal Year, plus (B) 50% of Net Income (with no reduction for net losses during any period) for the Fiscal Year of the Borrower ending on such day, plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities, conversion of any debt instruments into equity or other capital investments.

         7.4.    Consolidated Cash Flow Ratio.   Permit at the end of each
fiscal quarter of the Borrower the ratio of Consolidated Funded Indebtedness to Consolidated Cash Flow for the Four-Quarter Period then ended to be greater
6.00 to 1.00.

         7.5.    Liens.   Incur, create or permit to exist any pledge, Lien,
charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (collectively, "Permitted Liens"):

                 (a) Liens existing as of the date hereof and as set forth in Schedule 7.5 attached hereto;

                 (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                 (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                 (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                 (e) purchase money Liens to secure Indebtedness incurred to purchase fixed assets, provided the Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness; and

                 (f) Liens granted to the issuer of any documentary letters of credit upon property shipped under or in connection with such documentary letters of credit.

         7.6. Transfer of Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of the assets of Borrower or any Material Subsidiary in a single or series of related transactions.

         7.7. Investments; Acquisitions. Make any acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower or any Subsidiary may maintain investments or invest in:

                 (a)      Eligible Securities;

                 (b) investments in Subsidiaries existing as of the date hereof and as set forth in Schedule 5.4 attached hereto;

                 (c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                 (d) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $250,000; and

                 (e) loans in the ordinary course of business to employees, affiliates and Subsidiaries who are not Guarantors in an aggregate principal amount outstanding at any time of $5,000,000; and

                 (f) loans and advances to and investments in Subsidiaries who are Guarantors.

Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Acquisitions so long as: (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same or related line or lines of business as then conducted by the Borrower and its Subsidiaries, (iii) a certificate of an

Authorized Representative demonstrating compliance with Article VII hereof after giving effect to such Acquisition, (iv) the Cost of Acquisition with respect to any Acquisition entered into during the term of this Agreement shall not exceed $25,000,000, (v) the aggregate amount of all Cost of Acquisitions shall not exceed $40,000,000 during the term of this Agreement, and (v) in the event the Person so acquired is not a Subsidiary, the Borrower's written strategic plan (as reviewed by the Lender) includes additional investment in such Person sufficient for it to become a Subsidiary.

         7.8. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly owned Subsidiary of the Borrower, and any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder.

         7.9. Restricted Payments. Make any Restricted Payments or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than the negotiated or open market repurchase by the Borrower of up to 1,500,000 shares of its common capital stock for an aggregate purchase price not to exceed $20,000,000 ("Permitted Stock Repurchases"), providing that at the time of each repurchase and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing.

         7.10. Transactions with Affiliates. Other than transactions permitted under Sections 7.7 hereof and transactions among the Borrower and wholly owned Subsidiaries or among wholly owned Subsidiaries, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) upon terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         7.11. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                (a) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $500,000;

                 (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $500,000;

                 (c) permit any accumulated funding deficiency in excess of $500,000 (as defined in Section 202 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

                 (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $500,000; or

                 (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
         Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $500,000 may be imposed; or

                 (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; or

                 (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Loans and all other applicable laws and the regulations and official published interpretations thereof.

         7.12.   Fiscal Year.  Change its Fiscal Year.

         7.13. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower ("Sale and Leaseback Transactions").

         7.14. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution.

                                 ARTICLE VIII

                      Events of Default and Acceleration

         8.1. Events of Default. If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of
         Article II hereof, at maturity, by acceleration or otherwise; or

                 (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lender under the Loan Documents on the date on which the same shall be due and payable; or

                 (c) if default shall be made in the performance or observance of any covenant set forth in Sections 6.8, 6.12, 6.22, 6.23 or Article VII hereof;

                 (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement, the Notes or the other Loan Documents (other than as described in clauses (a), (b) or (c) above) or any other agreement between the Borrower and the Lender creating or relating to any Indebtedness between the Borrower and the Lender and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Lender or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Lender or delivered to the Lender in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Lender), or if without the written consent of the Lender this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lender); or

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Indebtedness outstanding (other than the Notes) when due or within any applicable grace period; or

                 (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Indebtedness by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

                 (g) if any material representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

                 (h) if the Borrower or any Guarantor shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                 (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Guarantor or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days, or approve a petition filed against the Borrower or any Guarantor seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within thirty (30) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Guarantor or of the whole or any substantial part of its properties, which control is not relinquished within thirty (30) days; or if there is commenced against the Borrower any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower or any Guarantor takes any action to indicate its consent to or approval of any such proceeding or petition; or

                 (j) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against the Borrower or any Guarantor, or (ii) there is any attachment, injunction or execution against any of the properties of the Borrower or any Guarantor for any amount in excess of $500,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                 (k) if the Borrower or any Guarantor shall suspend all or any part of its operations material to the conduct of the business of the Borrower for a period of more than 120 days; or

                 (l) if the Borrower shall breach any of the material terms or conditions of any Swap Agreement with the Lender and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms; or

                 (m) if the Borrower shall cause, suffer or permit (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bernstein Family or the Crown ESOP to own or control, directly or indirectly, more than thirty percent (30%) of the capital stock of the Borrower having voting rights in the election of directors, or any other equity security or a security convertible into or exchangeable or redeemable for any equity security or (ii) individuals who at the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) to cease for any reason to constitute at least a majority of the Board of Directors then in office;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                          (A) either or both of the following actions may be taken: (i) the Lender may declare any obligation of the Lender to make further Revolving Loans terminated, whereupon the obligation of the Lender to make further Revolving Loans hereunder shall terminate immediately, and (ii) the Lender may, at its option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the

                 Borrower to the Lender shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (h) or (i) above, then the obligation of the Lender to make Revolving Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Lender; and

                          (B) the Lender shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         8.2. Lender to Act. In case any one or more Events of Default shall occur and not have been waived, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         8.3. Cumulative Rights. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         8.4. No Waiver. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         8.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article VIII hereof, all payments received by the Lender hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Lender in the following order:

                 (a) amounts due to the Lender pursuant to Sections 2.8 and 9.5 hereof;

                 (b)      payments of interest on Loans;

                 (c)      payments of principal of Loans;

                 (d) amounts due to the Lender pursuant to Sections 6.16 and 9.9 hereof;

                 (e) payments of all other amounts due under this Agreement;

                 (f) amounts due to the Lender in respect of Obligations consisting of liabilities under any Swap Agreement with the Lender; and

                 (g) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.



                                  ARTICLE IX

                                Miscellaneous

         9.1. Assignments and Participations. (a) At any time after the Closing Date the Lender may, with the prior written consent of the Borrower provided no Event of Default has occurred and is continuing, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility of this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby consents to execute a replacement Note to give effect to the assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $5,000,000 or, if less, its total Revolving Credit Commitment, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower shall be required in connection with any assignment by the Lender to an affiliate of the Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                 (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and

Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 5.6 or Section 6.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

                 (c) Nothing herein shall prohibit the Lender from pledging or assigning, without notice or consent, any Note to any Federal Reserve Bank in accordance with applicable law.

                 (d) The Lender may sell participations at its expense to one or more banks or other financial institutions as to all or a portion of its rights and obligations under this Agreement; provided, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 or, if less, its total Revolving Credit Commitment, and (v) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between the Lender and its participants may provide that the Lender will obtain the approval of such participant prior to the Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note,
(B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

                 (e) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lender.

         9.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telecopy or telex number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth Business Day after the day on which mailed, addressed to such party at said address:

                 (a)      if to the Borrower:

                          Crown Crafts, Inc.
                          1600 Riveredge Parkway
                          Suite 200
                          Atlanta, Georgia 30328
                          Attn:  Treasurer
                          Telephone:     (404) 644-6235
                          Telefacsimile: (404) 644-6233

                 (b)      if to the Lender:

                          NationsBank, National Association (Carolinas) Independence Center, 15th Floor, NC1 001-15-04 Charlotte, North Carolina 28255
                          Attention:  Ms. Laura Thompson
                          Telephone:  (704) 386-4197
                          Telefacsimile:  (704) 386-8694

                          with a copy to:

                          NationsBank, National Association (Carolinas) Corporate Textile & Apparel Group
                          100 North Tryon Street, NC1 007-08-11
                          Charlotte, North Carolina 28255
                          Attention:  Mr. J. Lance Walton
                          Telephone:  (704) 386-6744
                          Telefacsimile:  (704) 386-1270

         9.3. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lender of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or the Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.
Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lender or any of them.

         9.4. Expenses. The Borrower agrees prior to and after the occurrence of an Event of Default (a) to pay or reimburse the

Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of its counsel and (c) to pay, indemnify and hold the Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents.

         9.5. Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Lender and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

         9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         9.7. Termination. The termination of this Agreement shall not affect any rights of the Borrower or the Lender or any obligation of the Borrower or the Lender arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         9.8. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Revolving Credit Commitments, the Borrower hereby indemnifies, exonerates and holds the Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the execution, delivery, enforcement performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the bad faith, gross negligence or willful misconduct of, or breach of the Loan Documents by, such Indemnified Party or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent of such Indemnified Party, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnification and hold harmless provisions of this Section 9.9 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         9.9. Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         9.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         9.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         9.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         9.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under North Carolina or Georgia law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful rate, then any such excess shall be cancelled automatically and, if previously paid, shall at the Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         9.14.   GOVERNING LAW; ETC..

                 (a) THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                 (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF FULTON, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN Section 9.2 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF GEORGIA.

                 (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                 (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE BORROWER HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                           CROWN CRAFTS, INC.


                                  By: /s/ Robert E. Schnelle
                                      ------------------------------------
ATTEST:                           Name: Robert E. Schnelle

/s/ Roger D. Chittum              Title: Treasurer
------------------------
Secretary

[CORPORATE SEAL]


                                  NATIONSBANK, NATIONAL ASSOCIATION
                                  (CAROLINAS), as Lender

                                   By: /s/ J. Lance Walton
                                       ----------------------------
                                   Name: J. Lance Walton
                                   Title: Senior Vice President


                                           Lending Office:
                                                   NationsBank, NAtional Association
                                                   (Carolinas)
                                                   Independence Center, 15th Floor
                                                   NC1 001-15-04
                                                   Charlotte, North Carolina 28255


                                  EXHIBIT A

                                  Commitment


                                                                 Loan
Lender                                                        Commitment
------                                                        ----------
NationsBank, National                                         $15,000,000
Association (Carolinas)

                                  EXHIBIT B

                      Form of Assignment and Acceptance

                         DATED _______________, ____

         Reference is made to the Revolving Credit Agreement dated as of August 25, 1995 (the "Agreement") between Crown Crafts, Inc., a Georgia corporation (the "Borrower") and NationsBank, National Association (Carolinas), as Lender ("Lender"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         ________________________ (the "Assignor") and _______________________
_______________ (the "Assignee") agree as follows:


         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______% (1) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date and evidenced by the Revolving Note held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate principal amount of Revolving Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Revolving Note dated ____________, 19__ in the aggregate principal amount of $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Revolving Note referred to in paragraph 1 above and requests that the Lender exchange such Note for Notes as follows: a Revolving Note dated _____________, 19__ in the principal amount of $________________, payable to the order of the Assignor, and a Revolving Note, dated ____________________________ 19__, in the principal amount of
$_________________ payable to the order of the Assignee.





____________________

        (1)    Specify percentage in no more than 4 decimal points.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements referred to in Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Lender, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date").

         5.      Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Georgia.

                                     [NAME OF ASSIGNOR]

                                     By:
                                        ------------------------------------------
                                        Name:
                                        Title:

                                     Notice Address:
                                                    ------------------------------
                                                    ------------------------------
                                                    ------------------------------
                                     After the Effective Date
                                     Outstanding Revolving Loans:$
                                                                  ----------------
                                     [NAME OF ASSIGNEE]

                                     By:
                                        ------------------------------------------
                                        Name:
                                        Title:

                                     Notice Address/Lending Office
                                                               -------------------
                                                               -------------------
                                     Wire transfer Instructions:
                                                      ----------------------------
                                                      ----------------------------
                                     After the Effective Date
                                     Outstanding Revolving Loans:$
                                                                  ----------------

Consented to:

CROWN CRAFTS, INC.


By:____________________________
Name:__________________________
Title:_________________________

                                  EXHIBIT C

             Notice of Appointment (or Revocation) of Authorized
                                Representative

         Reference is hereby made to the Revolving Credit Agreement dated as of August 25, 1995 (the "Agreement") among Crown Crafts, Inc., a Georgia corporation (the "Borrower"), and NationsBank, National Association (Carolinas), as Lender ("Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address            Office          Specimen Signature

-----------------    -------------------    -------------------
-----------------
-----------------

-----------------
-----------------
-----------------    -------------------    -------------------

Borrower hereby revokes (effective upon receipt hereof by the Lender) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19__.

                              CROWN CRAFTS, INC.

                              By:
                                     ---------------------------------
                              Name:
                                     ---------------------------------
                              Title:
                                     ---------------------------------

                                  EXHIBIT D

                           Form of Borrowing Notice

To:      NationsBank, National Association (Carolinas)
         Independence Center, 15th Floor, NC1 001-15-04
         Charlotte, North Carolina 28255
         Attention:  Ms. Laura Thompson
         Telephone:  (704) 386-4197
         Telefacsimile:  (704) 386-8694

           Reference is hereby made to the Revolving Credit Agreement dated as of August 25, 1995 (the "Agreement") among Crown Crafts, Inc., a Georgia corporation (the "Borrower"), and NationsBank, National Association (Carolinas), as Lender ("Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Lender that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan                  Interest                  Aggregate
(check one)                   Period (1)                Amount (2)       Date of Loan (3)
 ---------                    ------                    ------           ------------
Base Rate Loan
                              ----------               -----------       ------------
Eurodollar Rate Loan
                              ----------               -----------       ------------

_______________________

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $2,000,000 or, if greater, an integral multiple of $1,000,000 if a Eurodollar Rate Loan, and $250,000 or, if greater, an integral multiple of $100,000 if a Base Rate Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert
transmittal instructions]        .

         The undersigned hereby certifies, solely in his/her corporate and not in his/her individual capacity, that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article V of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 5.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 6.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 6.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. After giving effect to Loans requested hereby, the principal amount of outstanding Loans will not exceed the Total Revolving Credit Commitment.

                                  CROWN CRAFTS, INC.


                                  BY: ___________________________________
                                          Authorized Representative

                                  DATE: _________________________________

                                  EXHIBIT E

                    Form of Interest Rate Selection Notice

To:      NationsBank, National Association (Carolinas)
         Independence Center, 15th Floor, NC1 001-15-04
         Charlotte, North Carolina 28255
         Attention:  Ms. Laura Thompson
         Telephone:  (704) 386-4197
         Telefacsimile:  (704) 386-8694

           Reference is hereby made to the Revolving Credit Agreement dated as of August 25, 1995 (the "Agreement") among Crown Crafts, Inc., a Georgia corporation (the "Borrower"), and NationsBank, National Association (Carolinas), as Lender ("Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Lender of the following selection of a type of Loan and Interest Period:

Type of Loan                    Interest                Aggregate
(check one)                     Period (1)              Amount (2)       Date of Loan (3)
 ---------                      ------                  ------           ------------
Base Rate Loan
                              ----------               -----------       ------------
Eurodollar Rate Loan
                              ----------               -----------       ------------


_______________________

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $2,000,000 or, if greater, an integral multiple of $1,000,000 if a Eurodollar Rate Loan, and $250,000 or, if greater, an integral multiple of $100,000 if a Base Rate Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

                                      CROWN CRAFTS, INC.

                                      BY: _________________________
                                          Authorized Representative

                                  EXHIBIT F

                            Form of Revolving Note

                               PROMISSORY NOTE


$15,000,000                                                     Atlanta, Georgia
                                                                 August 25, 1995


         FOR VALUE RECEIVED, CROWN CRAFTS, INC., a Georgia corporation having its principal place of business located in Atlanta, Georgia (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS) (the "Lender"), in its individual capacity, at the office of the Lender located at Independence Center, 15th Floor, NC1-007-15-04, Charlotte, North Carolina 28255, (or at such other place or places as the Lender may designate in writing) at the times set forth in the Revolving Credit Agreement dated as of August 25, 1995 among the Borrower and the Lender (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Credit
Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                                   CROWN CRAFTS, INC.

WITNESS:

______________________                             By: _________________________________
_____________________                              Name: _______________________________
                                                   Title: ______________________________
[CORPORATE SEAL]

                                  EXHIBIT G

                    Form of Subsidiary Guaranty Agreement


         THIS SUBSIDIARY GUARANTY AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), dated as of ________________, _______, is made by each of the undersigned (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS), a national banking association, as Lender (the "Lender").

                             W I T N E S S E T H:

         WHEREAS, the Lender has agreed to provide to CROWN CRAFTS, INC., a Georgia corporation (the "Borrower"), a revolving credit facility pursuant to the terms of that certain Revolving Credit Agreement dated as of August 25, 1995 between the Borrower and the Lender (as from time to time amended, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, each Guarantor is a Material Subsidiary of the Borrower and is required pursuant to Section 6.23 of the Credit Agreement to guarantee to the Lender payment of the Borrower's Liabilities (as hereinafter defined) in accordance with the terms of this Agreement; and

         WHEREAS, each Guarantor will materially benefit from the loans and advances made and to be made, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lender to make loans and advances thereunder.

         NOW, THEREFORE, as required under the Credit Agreement and in order to induce the Lender to make and continue loans and advances to the Borrower, thereunder, each Guarantor agrees as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Lender the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means (a) the Borrower's obligation to promptly pay in full, when due or declared due, all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time hereafter owing, arising, due or payable from the Borrower to the Lender, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses), and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith. Each Guarantor's obligations to the Lender under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor with respect to the Guarantors' Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means 95% of (i) the fair salable value of the assets of a Guarantor as of the date hereof minus
(ii) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and any other Loan Documents executed by such Guarantor) as of the date hereof; provided further, however, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

         3. PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Lender or its successors or assigns, will AS OF THE DATE OF THE LENDER'S DEMAND fully pay to the Lender, subject to any restriction set forth in Section 2 hereof, an amount equal to all Guarantor's Obligations then due and owing.

         4. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Lender and the Borrower or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower, or by any extension or renewal of, or increase of the amounts available or advanced under, the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Lender and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the obligations of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         5. CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby covenants and agrees that the Guarantors' Obligations will be paid in full as herein provided in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities or the Guarantors' Obligations, or the rights of the Lender with respect thereto as against the Borrower or any Guarantor, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Guarantor of any or all of the Borrower of any or all of the Borrower's Liabilities or the Guarantors' Obligations.

         6. EVENTS OF DEFAULT. In the event that (a) any Guarantor shall file a petition to take advantage of any insolvency statute; (b) any Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) any Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Guarantor or of the whole or substantially all of its properties, or approve a petition filed against any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of thirty (30) days; (e) there is commenced against any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of thirty (30) days; (f) there shall occur an Event of Default under the Credit Agreement; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty
(30) days (each of the foregoing being an "Event of Default" hereunder); then notwithstanding any collateral that the Lender may possess from Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Lender's election and without notice thereof or demand therefor, the Guarantors' Obligations shall immediately become due and payable.

         7. SUITS. Each Guarantor from time to time shall pay to the Lender, on demand, at the Lender's place of business set forth in the Credit Agreement, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made when due, the Lender may proceed to suit against any one or more or all of the Guarantors. At the lender's election, one or more and successive or concurrent suits may be brought hereon by the Lender against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

         8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Lender, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantors to the Lender on demand and shall constitute part of the Guarantors' Obligations hereunder.

         9.      WAIVER; SUBROGATION.

         (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Lender's acceptance of this Guaranty Agreement; (ii) the Lender's heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Lender or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Lender heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lender on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Lender heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Lender upon demand by the Lender to such Guarantor without the Lender being required, each Guarantor expressly waiving any right it may have to require the Lender, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE LENDER, AND THE PROVISIONS HEREOF ENFORCED BY THE LENDER, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Lender by the Borrower or any other Person on account of the Borrower's Liabilities or any guaranty thereof. The Lender shall not have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 9.

         (c) Each Guarantor further agrees that to the extent the ruling in Levit v. Ingersoll Rand Financial Corp. (In re V.N. Deprizio Construction Co.), 874 F.2d 1186 (7th Cir. 1989), is found applicable by a court of competent jurisdiction to the transactions contemplated by the Loan Documents or any payments thereunder, no Guarantor shall have any right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower.

         10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until the Borrower's Obligations are fully paid and the Credit Agreement has terminated. The Lender shall give each Guarantor written notice of such termination at each Guarantor's address set forth in the Credit Agreement. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Lender and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Lender, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Lender may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Lender by written notice directed to any one or more or all of the Guarantors at the address specified in the Credit Agreement.

         11. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Lender that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws.

         12. EXPENSES. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Lender in connection with the enforcement of this Guaranty Agreement.

         13. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Lender under the

Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

         14. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

         15. RELIANCE. Each Guarantor represents and warrants to the Lender that (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records, (b) such Guarantor is not, nor in the future will it be, relying on the Lender, or its employees, agents or other representatives, to provide such information, (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty, (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same, and (e) such Guarantor has not depended or relied on the Lender, its employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that the Lender has no duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, and that, if such Guarantor receives any such information from the Lender or its employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Lender or its employees, agents or other representatives, with respect to such information.

         16. TERMINATION. This Guaranty Agreement and all obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when all of the Obligations have been fully paid and the Credit Agreement has terminated.

         17.     GOVERNING LAW; WAIVERS OF TRIAL BY JURY, ETC.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                 (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF GEORGIA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT,

         EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 10.2 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF GEORGIA.

                 (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                 (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                          [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                                GUARANTORS:


                                _______________________________


                                By: ___________________________
                                Name: _________________________
                                Title: ________________________


                                _______________________________


                                By: ___________________________
                                Name: _________________________
                                Title: ________________________


                                LENDER:

                                NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS)


                                By:_____________________________
                                Name:___________________________
                                Title:__________________________

                                   EXHIBIT H

                     Form of Opinion of Borrower's Counsel


                                                                      [Date]



NationsBank, National Association (Carolinas)
Corporate Textile & Apparel Group
100 North Tryon Street, NC1-007-08-11
Charlotte, North Carolina  28255

Re: $15,000,000 Revolving Credit Agreement between NationsBank, National Association (Carolinas), as Lender, and Crown Crafts, Inc., as Borrower

Ladies and Gentlemen:

         I have acted as internal counsel to Crown Crafts, Inc., a Georgia corporation (the "Company"), in connection with the Revolving Loan in the amount of $15,000,000 (the ("Loan") being made available to the Company by you on this date pursuant to the Revolving Credit Agreement of even date herewith among you and the Company (the "Credit Agreement").

         This opinion is being delivered in accordance with the condition set forth in section 4.1(a)(ii) of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         As such counsel, I have reviewed the Credit Agreement and the revolving Note. The foregoing documents are collectively referred to hereinafter as the "Loan Documents."

         For purposes of the opinions expressed below, I have assumed that all natural persons executing the Loan Documents have legal capacity to do so, all signatures (other than those of the Company) on all documents submitted to us are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as certified copies or photocopies conform to the original documents, which themselves are authentic.

         In addition, for purposes of giving this opinion, I have examined corporate records of the Company, certificates of public officials, certificates of appropriate officials of the Company and such other documents or made such inquiries as I have deemed appropriate. However, as used herein, the phrase "to the best of my knowledge" means my actual knowledge, without further investigation.

         Based upon and subject to the foregoing, it is my opinion that:

NationsBank, National Association (Carolinas)
[Date]
Page 2

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of Georgia and is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect. The Company has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

         2. Each of the Loan Documents to which the Company is a party has been duly authorized by the Board of Directors of the Company, duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Company, enforceable against the Company in accordance with its respective terms, except (i) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and (ii) as the enforceability of the remedial provisions thereof may be limited by general equitable principles: provided, however, the application of such equitable principles or limitations of law does not materially interfere with the practical realization of the benefits and security, if any, intended to be conferred under the Loan Documents.

         3. Neither the execution or delivery of, nor performance by the Company of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of the Company,(ii) any laws, rules or regulations applicable to the Company ("Applicable Law"), or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order or decree to which the Company is a party or by which the Company or any of its properties is bound, (b) requires the prior consent of, notice to or filing with any court or governmental authority, or (c) to the best of my knowledge, does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Company, where such breach would reasonably be likely to result in a Material Adverse Effect.

         4. There is no pending or, to the best of my knowledge, threatened, action, suit, investigation or proceeding, nor is there any basis therefor, before or by any court, or governmental department, commission board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their

NationsBank, National Association (Carolinas)
[Date]
Page 3

respective officers or authority of any officers of the Company or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect, including, without limitation, any action, suit, investigation, or proceeding under the environmental or labor law.

         I am not expressing any opinion as to any mater relating to any jurisdiction other than the laws of the State of Georgia and the laws of the United States of America and I assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

         The opinions contained herein are rendered only as of the date hereof and I undertake no obligation to update such opinions after the date hereof.

         The opinions contained herein are rendered solely for your information in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. The opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject.


                               Very truly yours,

                                  EXHIBIT I

                        Form of Compliance Certificate

To:      NationsBank, National Association (Carolinas)
         Independence Center, 15th Floor, NC1 001-15-04
         Charlotte, North Carolina 28255
         Attention:  Ms. Laura Thompson
         Telephone:  (704) 386-4197
         Telefacsimile:  (704) 386-8694

         Reference is hereby made to the Revolving Credit Agreement dated as of August 25, 1995 (the "Agreement") among Crown Crafts, Inc., a Georgia corporation (the "Borrower"), and NationsBank, National Association (Carolinas), as Lender ("Lender"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Applicable Interest Addition/Applicable Unused Fee.

                          A. Based on the calculation set forth below, the Applicable Interest Addition as of the latest Determination Date is ___%.

                          B. Based on the calculation set forth below, the Applicable Unused Fee as of the latest Determination Date is ___%.

2.       Covenant Calculations:

         A.      Compliance with Section 7.1: Consolidated Leverage Ratio

                 1.       Consolidated Funded Indebtedness

                          a.      Indebtedness for
                                  Borrowed Money            $_________
                          b.      Capital Leases            $_________
                          c.      Guaranties                $_________
                          d.      a. + b. + c.                               $__________

                 2.       Consolidated Tangible Net Worth                    $__________

                 3.       A.1. + A.2.                                        $__________

                 4.       Ratio of A.1. to A.3.                              ___________

                 REQUIRED: Line A.4. must not be greater
                 than .60 to 1.00.

         B.      Compliance with Section 7.2:  Consolidated Fixed Charge
                 Coverage Ratio

                 1.       Consolidated EBIT

                          a.      Consolidated Net
                                  Income                    $_________
                          b.      Consolidated
                                  Interest Expense          $_________
                          c.      taxes                     $_________
                          d.      Consolidated
                                  Lease Expense             $_________
                          e.      a. + b. + c. + d.                      $__________

                 2.       Consolidated Fixed Charges

                          a.      Consolidated
                                  Interest Expense          $_________
                          b.      Consolidated
                                  Lease Expense             $_________
                          d.      a. + b.                                $__________

                 6.       Ratio of B.1. to B.2.                          ___________

                          REQUIRED: Line B.6. must not be less
                          than 2.00 to 1.00.

         C.      Compliance with Section 10.3: Consolidated Shareholders' Equity

                 1.       Consolidated Shareholders' Equity              $__________

                 REQUIRED: Line C.1. must not be less than (1) $80,000,000, less Permitted Stock Repurchases, at the Closing Date and (2) thereafter, line d. below

                 a.       Consolidated Net
                          Worth for immediately
                          preceding Fiscal Year                          $__________

                 b.       Consolidated Net Income
                          for then ending fiscal quarter
                          (no deduction for net loss)                    $__________

                 c.       Multiply Line b. by 50%                        $__________

                 d.       Increases in stated capital
                          and additional paid-in
                          capital accounts from equity
                          issuances, etc.                                $__________

                 e.       a. + c. + d.                                   $__________

         D.      Compliance with Section 7.4: Cash Flow Ratio:

                 1.       Consolidated Funded Indebtedness               $__________

                 2.       Consolidated Cash Flow

                          a.      Consolidated Net
                                  Income                    $_________


                 b.      amortization              $_________
                 c.      depreciation              $_________
                 d.      non-cash charges
                         and expenses              $_________
                 e.      cash distributions
                         on capital stock          $_________
                 f.      other non-cash
                         gains                     $_________
                 g.      a. + b. + c. + d. - e. - f.            $__________

        3.       Ratio of D.1. to D.2.                          ___________

                 REQUIRED: Line D.3. must not be greater than 6.00 to
                           1.00.

3.       No Default

                          A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article VIII of the Agreement has occurred and is continuing.

                          B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default:
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________
                 _________________________________________________________.
                          (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lender in accordance with Section 6.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                               By:________________________________
                                  Authorized Representative
                               Name:______________________________
                               Title:_____________________________

                                 SCHEDULE 5.4

                     SUBSIDIARIES AND OWNERSHIP INTERESTS





                                                                                       PERCENT OF
                                                                                       OWNERSHIP
                                                                                       ----------
 Benn Corp, a North Carolina corporation                                                  100%

 Crown Crafts Home Furnishings, Inc., a New York corporation                              100%

 Crown Crafts Home Furnishings of Illinois, Inc., a Delaware corporation                  100%

 Crown Crafts Home Furnishings of California, Inc., a California corporation              100%

 Crown Crafts International, Inc., a Georgia corporation                                  100%

 G.W. Stores, Inc., a North Carolina corporation                                          100%

 Textile, Inc., a North Carolina corporation                                              100%

 Hans Benjamin Furniture, Inc., a South Carolina corporation                               51%



                                 Schedule 5.6

                                 Liabilities



                                     None

                                SCHEDULE 5.16

                                ERISA MATTERS

Employee Benefit Plan
             Crown Crafts, Inc. Employee Stock Ownership Plan
             Crown Crafts, Inc. Health Benefit Plan
             Crown Crafts, Inc. Group Term Life Insurance Plan
             Crown Crafts, Inc. Executive Life Insurance Plan
             Crown Crafts, Inc. Dental Insurance Plan
             Blue Cross/Blue Shield Health Benefit Plan maintained for employees of Goodwin
             Weavers Division
             Textile, Inc.:
               Principal Mutual Life Insurance Co. - Health Benefit Plan
               Principal Mutual Life Insurance Co. - Group Term Life Insurance Plan


Employee Benefit Plan Terminations
             The Blowing Rock Crafts, Inc. Profit Sharing Plan (the Plan) was terminated on September 30, 1992 and 100% of the Plan assets were distributed to the Plan participants in October 1992. The Plan participants still employed by Blowing Rock Crafts, Inc. On March
             28, 1993 were enrolled in The Crown Crafts, Inc. Employee Stock
             Ownership Plan on March 28, 1993.  Blowing Rock Crafts, Inc.
             Received a favorable determination letter from the Internal Revenue
             Service on the termination of this plan.





                                 SCHEDULE 7.5
                                    LIENS

=================================================================================================
          TEXTILE, INC.                                                             LOAN BALANCE
            CREDITOR                           SECURITY                              AT 7/31/95
-------------------------------------------------------------------------------------------------
F.E.W. Partners                      Real Property                                    $273,623.95

Somet of America                     Five (5) Somet rapier weaving                    $156,644.61
                                     machines

Somet of America                     Six (6) Somet rapier weaving                     $198,520.06
                                     machines

Staubli                              Five (5) jacquard heads                          $168,795.78

Staubli                              Six (6) jacquard heads                           $286,057.95

Yadkin Valley Bank & Trust           Machinery - second lien                          $184,443.67
=================================================================================================